Exhibit 21.0

MUELLER INDUSTRIES, INC.
List of Subsidiaries

State or Country
Subsidiary*	of Incorporation

ATCO Rubber Products, Inc.	Michigan
Mueller Brass Holding Company, Inc.	Delaware
Mueller Brass Co. (Assumed name: Mueller Brass Products)	Michigan
Extruded Metals, Inc.	Delaware
Mueller Industrial Realty Co.	Michigan
Itawamba Industrial Gas Company, Inc.	Mississippi
Mueller Plastics Holding Company, Inc.	Ohio
Mueller Brass Forging Company, Inc.	Delaware
Mueller East, Inc.	Delaware
Mueller Formed Tube Company, Inc.	Delaware
Mueller Impacts Company, Inc.	Delaware
Mueller Press Company, Inc.	Mississippi
Mueller Refrigeration Products Company, Inc.	Delaware
Mueller LBHC, Inc.	Delaware
Lincoln Brass Works, Inc. (Assumed name: Mueller Gas Products)	Michigan
Overstreet-Hughes, Co., Inc.	Tennessee
Mueller Refrigeration, LLC	Delaware
Mueller Refrigeration Holding Company, Inc.	Delaware
Mueller Streamline Co.	Michigan
Elkhart Products Corporation	Delaware
Mueller Copper Tube Company, LLC	Delaware
Mueller Fittings Company, LLC	Michigan
Kessler Sales & Distribution LLC	Delaware
B&K LLC (d/b/a BK Products)	Delaware
Precision Tube Company, LLC	Pennsylvania
Mueller Southeast, Inc.	Pennsylvania
Joining Systems Company, LLC (9)	Delaware
Southland Pipe Nipples Company, Inc.	Texas
Nehring Electrical Works Holdings LLC	Delaware
Nehring Electrical Works Company, LLC	Illinois
Express Wire and Cable Distributors, LLC	Illinois
Unified Wire & Cable LLC	Illinois
Conex Cable, LLC	Illinois
Wurlitzer Dietz Property LLC	Illinois
Peace Road Properties, LLC	Illinois
Locust Properties, LLC	Illinois
Mueller Tool and Machine, Inc.	Delaware
Mueller Casting Company, Inc.	Delaware
Mueller Packaging, LLC	Mississippi
Micro Gauge, Inc.	Michigan
Microgauge Machining, Inc.	Michigan
Propipe Technologies, Inc. (Assumed name: Mueller Gas Products)	Ohio
WTC Holding Company	Michigan

State or Country
Subsidiary*	of Incorporation
DENO Investment Company II, Inc.	Michigan
Tecumseh Products Holdings LLC (7)	Delaware
Tecumseh Products LLC	Michigan
MA Industrial Secured Lending LLC (5)	Delaware
Muellux Holding Company I SARL	Luxembourg
Muellux Holding Company II SARL	Luxembourg
Mueller Middle East W.L.L. (8)	Bahrain
Mueller Europe Investment Company Ltd.	United Kingdom
Jungwoo Metal Ind. Co., Ltd. (6)	South Korea
Mueller Europe Limited	United Kingdom
Westermeyer Industries, Inc.	Illinois
Sherwood Valve Products, Inc.	Ohio
Sherwood Valve LLC	Delaware
DENO Investment Company, Inc.	Michigan
Mueller de Mexico, S.A. de C.V. (1)	Mexico
The Mosack Group, LLC (2)	Delaware
B & K Industries, Inc.	Illinois
Mueller Copper Tube Products, Inc.	Delaware
Howell Metal Company (d/b/a Precision Tube)	Virginia
Turbotec Products, Inc.	Connecticut
Mueller Canada Holding Co. Ltd.	Yukon Territory
Great Lakes Copper Ltd.	Nova Scotia
Linesets, Inc.	Delaware
Arava Natural Resources Company, Inc.	Delaware
United States Fuel Company	Nevada
Canco Oil & Gas, Ltd.	Alberta
Aegis Oil & Gas Leasing, Ltd.	Alberta
Bayard Mining Corp.	Delaware
Washington Mining Company	Maine
Amwest Exploration Company	Delaware
USSRAM Exploration Company	Maine
Arava Exploration Company	Colorado
Summit Systems, Inc.	Delaware
Mining Remedial Recovery Company	Delaware
Carpentertown Coal & Coke Company	Pennsylvania
U.S.S. Lead Refinery, Inc.	Maine
Leon Water Enterprises, Inc. (4)	Texas
Macomber Construction Company	Ohio
Macomber, Incorporated	Ohio
MII Financial Corporation	Michigan
Mueller Streamline Holding S.L.U.	Spain
WTC HoldCo I, LLC	Delaware
WTC HoldCo II, LLC	Delaware
Mueller Comercial de Mexico, S. de R.L. de C.V. (3)	Mexico
Mueller Streamline II, LLC	Delaware
Changzhou Mueller Refrigerant Valve Manufacturing Valve Co., Ltd.	China
Mueller Industries Trading (Shanghai) Co., Ltd.	China

State or Country
Subsidiary*	of Incorporation
Mueller Streamline Trading, LLC	Delaware
Mueller Streamline China, LLC	Delaware
*All subsidiaries are 100% owned, except as shown.
(1)  Owned by DENO Investment Company, Inc. (99.94%) and Mueller Streamline Co. (.06%)
(2)  Owned by DENO Investment Company, Inc. (28%)
(3) Owned by Mueller Streamline Holding S.L.U. (99.983%), WTC HoldCo I, LLC (0.016%), and WTC HoldCo II, LLC (0.001% )
(4)  Owned by OWL Petroleum Company (50%)
(5)  Owned by DENO Investment Company II, Inc. (50%)
(6)  Owned by Mueller Europe Investment Company Ltd. (60%)
(7) Owned by DENO Investment Company II, Inc. (50%)
(8) Owned by Muellux Holding Company II SARL (55%)
(9) Joining Systems Company, LLC is owned 60% by Mueller Streamline Co.